Exhibit 99.1

Kinnate Biopharma Inc. Announces Transition of Chief Scientific Officer

Dr. Eric Murphy to serve on the company’s Scientific Advisory Board

SAN FRANCISCO and SAN DIEGO, Calif. – October 28, 2021 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced that the company’s Chief Scientific Officer, Eric Murphy, Ph.D., will step down from that role on December 3, 2021 to pursue a new opportunity.  Dr. Murphy will remain an important scientific adviser to Kinnate and will continue to support the company by serving on its Scientific Advisory Board.

“On behalf of the Kinnate team, we are incredibly grateful to Eric for his contributions to the company as its co-founder and wish him all the best as he pursues his next entrepreneurial endeavor,” said Nima Farzan, Chief Executive Officer of Kinnate. “Kinnate is in an exciting time of growth built on the incredible contributions of our talented team who this year have powered our successful IND for KIN-2787 and the initiation of our Phase 1 clinical trial, presented data from our expanding pipeline at major medical meetings and managed our expansion into China.”

Kinnate was founded in 2018 to develop small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Since then, Kinnate has established a pipeline of multiple assets, including KIN-2787 which is currently in a Phase 1 trial for adult patients with BRAF mutant advanced and metastatic solid tumors, and KIN-3248 for which an Investigational New Drug application (IND) is anticipated in the first half of 2022. Leveraging the company’s discovery engine, Kinnate is also pursuing a number of other small molecule development programs.

“It has been a privilege to work with such a dedicated team to build a targeted therapy pipeline focused on specific patient needs.  I am extremely proud of the team’s accomplishments to date and excited to see what they do in the future,” said Dr. Murphy. “I am honored to join the esteemed members of Kinnate’s Scientific Advisory Board and look forward to remaining involved in the company’s success.”

About Kinnate
Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products for underserved populations. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, please visit www.kinnate.com.

Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding our discovery and research activities and pipeline, the potential benefits of our product candidates, the expected timing of our regulatory filings and the conduct of our clinical trials. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to operating as a preclinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical trial results; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and ongoing and planned preclinical trials; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our preclinical studies and ongoing and planned future clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks.

These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
Westwicke, an ICR Company
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
colin@bioscribe.com